EXHIBIT 10.7

                            EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is made and entered into effective as of August 9, 2004, by and between Slade's Ferry Bancorp, a Massachusetts corporation ("Company") and Deborah A. McLaughlin ("Executive"). Any reference to "Bank" herein shall mean Slade's Ferry Bank, a wholly-owned subsidiary of the Company, or any successor thereto.

                            W i t n e s s e t h :
                            ---------------------

      Whereas, the Company desires to assure for itself and for the Bank the availability of Executive's services and the ability of Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined);

      Whereas, Executive is willing to serve the Company and the Bank on the terms and conditions hereinafter set forth; and

      Whereas, this Agreement is intended to supercede any and all prior change of control, employment and confidentiality, and non-solicitation agreements between the Executive and the Company or the Executive and the Bank;

      Now, Therefore, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree as follows:

      Section 1.  Employment.
                  -----------

      The Company agrees to continue to employ Executive, and Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

      Section 2.  Employment Period; Remaining Unexpired Employment Period.
                  ---------------------------------------------------------

      (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of two (2) years beginning on the date of this Agreement and ending on the second (2nd) annual anniversary date of this Agreement. Upon the first
(1st) annual anniversary date of this Agreement and each anniversary date thereafter, the Board of Directors of the Company ("Board") shall review the terms of this Agreement and the Executive's performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Agreement to a new two year term. The Executive shall be notified by the Board of any renewal or non-renewal of this Agreement by the Board within thirty (30) days following any such action. The "Remaining Unexpired Employment Period" shall be the remaining period of the Employment Period subject to such extensions as the Board may determine pursuant to this paragraph unless modified by this Agreement.

      (b) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating Executive's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and Executive in the event of any such termination shall be determined under this Agreement.

      (c) Nothing in this Agreement shall be deemed to prohibit the Executive at any time from terminating her employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and Executive in the event of any such termination shall be determined under this Agreement.

      Section 3.  Duties.
                  -------

      Executive shall serve as Chief Financial Officer and Chief Operations Officer of the Company and the Bank, and having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Company and the Bank and as are customarily associated with such positions. Executive shall devote her full business time and attention (other than during weekends, holidays, approved vacation periods, periods of illness or approved leaves of absence and the activities covered by section 7 of this Agreement) to the business and affairs of the Company and the Bank and shall use her best efforts to advance the interests of the Company and the Bank.

Section 4.  Cash Compensation.
            ------------------

      In consideration for the services to be rendered by Executive hereunder, the Company shall pay to her a salary at an initial annual rate of ONE HUNDRED THIRTY-FIVE THOUSAND DOLLARS ($135,000), payable in approximately equal installments in accordance with the Company's or Bank's customary payroll practices for senior officers. The Board shall review Executive's annual rate of salary at such times during the Employment Period as it deems appropriate, but not less frequently than once every twelve months, and may, in its discretion, approve an increase in the Executive's annual rate of salary. In addition to salary, Executive may receive other cash compensation from the Company or the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Board, as applicable, may determine from time to time.

Section 5.  Employee Benefit Plans and Programs.
            ------------------------------------

      During the Employment Period, Executive shall be treated as an employee of the Company and the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company or the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's and Bank's customary practices. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

Section 6.  Indemnification and Insurance.
            ------------------------------

      (a) During the Employment Period and for so long as the Executive is subject for suit on claims related to her performance of the duties described in section 3 of this Agreement, the Company shall cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it or the Bank to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or the Bank or service in other capacities at the request of the Company or the Bank. The coverage provided to Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and the Bank.

      (b) To the maximum extent permitted under applicable law, during the Employment Period and for so long as the Executive is subject for suit on claims related to her performance of the duties described in section 3 of this Agreement, the Company shall indemnify Executive against and hold her harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company, the Bank, or any subsidiary or affiliate thereof.

      Section 7.  Outside Activities.
                  -------------------

      Executive may serve as a member of the boards of directors of such business, community and charitable organizations as she may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of her duties under this Agreement. Executive may also engage in personal business and investment activities which do not materially interfere with the performance of her duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company and generally applicable to all similarly situated executives. Executive may also serve as an officer or director of the Bank on such terms and conditions as the Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with Executive's performance of her duties hereunder or otherwise result in a material breach of this Agreement. If Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction, with respect to participation in the affairs of the Bank, she shall continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

      Section 8.  Working Facilities and Expenses.
                  --------------------------------

      Executive's principal place of employment shall be at the Company's executive offices, or at such other location within Bristol County at which the Company shall maintain its principal executive offices, or at such other location as the Company and Executive may mutually agree upon. The Company shall provide or cause the Bank to provide the Executive at her principal place of employment with a private office, secretarial services, and other support services and facilities suitable to her position with the Company and necessary or appropriate in connection with the performance of her assigned duties under this Agreement. The Company shall reimburse Executive for her ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as Executive and the Company shall mutually agree are necessary and appropriate for business purposes, and her travel and entertainment expenses incurred in connection with the performance of her duties under this Agreement, in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

      Section 9.  Termination of Employment with Severance Benefits.
                  --------------------------------------------------

      (a) Executive shall be entitled to the severance benefits described in section 9(b) herein in the event that her employment with the Company or the Bank terminates during the Employment Period under any of the following circumstances:

            (i) Executive's resignation for Good Reason from employment with the Company within one hundred eighty (180) days following:

                  (A) the failure of the Board to appoint or re-appoint or elect or re-elect Executive to the position stated in section 3 of this Agreement (or a more senior office of the Company) or the failure of the Board of Directors of the Bank ("Bank Board") to appoint or re-appoint or elect or re-elect Executive to the position stated in section 3 of this Agreement (or a more senior position of the Bank);

                  (B) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Company or the Bank, as the case may be, of its material failure, whether by amendment of the Company's organization certificate or By-Laws, or the Bank's state charter or By-Laws, action of the Board, Bank Board or the Company's stockholders or otherwise, to vest in Executive, or continue to allow the Executive to perform, without material change or diminution, the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30) day period, such failure is cured in a manner determined by Executive, in her discretion, to be satisfactory; or

                  (C) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Company or the Bank, as the case may be, of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of her total compensation package), unless, during such thirty

            (30) day period, such failure is cured in a manner determined by Executive, in her discretion, to be satisfactory;

                  (D) the relocation of the Company or the Bank's offices at which the Executive is principally employed to a location more than 50 miles from such offices;

                  (E) any purported termination of the Executive's employment in a manner inconsistent with section 10 of this Agreement; or

                  (F) the failure of the Company and/or the Bank to obtain an effective agreement from any successor to assume and agree to perform this Agreement, as required by section 14 of this Agreement; or

            (ii) subject to the provisions of section 10, the termination of Executive's employment with the Company for any other reason not described in section 9(a) other than a termination of the Executive's employment for "cause";

then, the Company shall provide (or cause the Bank to pay and provide) the benefits and pay to Executive the amounts described in section 9(b).

      (b) Upon the termination of Executive's employment with the Company under circumstances described in section 9(a) of this Agreement, the Company shall pay and provide (or cause the Bank to pay and provide) to Executive (or, in the event of her death, to her estate):

            (i) the portion, if any, of the compensation earned by the Executive through the date of the termination of her employment with the Company which remains unpaid as of such date, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after the Executive's termination of employment;

            (ii) the benefits, if any, to which she is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by the Company and the Bank for their officers and employees;

            (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability coverage plans under the plans and programs maintained by the Bank for similarly situated employees until the earlier to occur of:

                  (A) the date the Executive first becomes eligible for such benefit coverage plans under the plans or programs maintained by a subsequent employer; or

                  (B) the date the Remaining Unexpired Employment Period terminates;

            (iv) within thirty (30) days following her termination of employment with the Company, a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if she had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Company, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Company's regular payroll periods for its officers, such lump sum (the "Salary Severance Payment") to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

            (v) within thirty (30) days following her termination of employment with the Company and the Bank, a lump sum payment in an amount equal to the estimated present value of the annual bonuses that the Executive would have earned if she had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the "Bonus Severance Payment"). The Bonus Severance Payment shall be computed using the following formula:

                           BSP = SSP x (ABP / ASP)

      where "BSP" is the amount of the Bonus Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "SSP" is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); "ABP" is the aggregate of the annual bonuses paid or declared (whether or not paid) for the most recent period of three (3) calendar years to end on or before the Executive's termination of employment; and "ASP" is the aggregate base salary actually paid to the Executive during such period of three (3) calendar years (excluding any year for which no bonus was declared or paid). The Bonus Severance Payment shall be in lieu of any claim to a continuation of participation in annual bonus plans of the Bank or the Company which the Executive might otherwise have; and

            (vi) within thirty (30) days following her termination of employment with the Company, a lump sum payment, in an amount equal to the value of the additional employer contributions that would have been credited directly to the Executive's accounts under the tax-qualified plans and non-tax-qualified plans maintained by the Company and/or the Bank if she had continued working for the Company during the Remaining Unexpired Employment Period, where such amounts are calculated by multiplying the last annual amount credited to the Executive's account under each of these plans by the Remaining Unexpired Employment Period irrespective of the Executive's vested status.

The Company and Executive hereby stipulate that the damages which may be incurred by Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages. The Remaining Unexpired Employment Period for purposes of this section 9(b) shall be computed so that the Remaining Unexpired Employment Period is never less than twelve (12) months. The Company and Executive further agree that the Company may condition the payments and benefits (if any) due under sections 9(b)(iii), 9(b)(iv), 9(b)(v), and 9(b)(vi) on the receipt of
(i) Executive's resignation from any and all positions which she holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them and (ii) a release of claims in favor of the Company and the Bank in a form substantially similar to that attached hereto as Appendix A.

Section 10.  Termination without Additional Company Liability.
             -------------------------------------------------

      In the event that Executive's employment with the Company shall terminate during the Employment Period on account of:

      (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry;

      (b) Executive's voluntary resignation from employment with the Company for reasons other than those specified in section 9(a);

      (c)   Executive's death; or

      (d) a determination that the Executive is eligible for long-term disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Company shall have no further obligations under this Agreement, other than the payment to Executive (or, in the event of her death, to her estate) of the portion, if any, of the salary earned by the Executive through the date of her termination of employment with the Company which remains unpaid as of such date and the provision of such other benefits, if any, to which she is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company or the Bank.

      For purposes of section 10(a), no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company and its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for "cause" within the meaning of section 10(a) unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in section 10(a) above, and specifying the particulars thereof in detail.

      Section 11.  Termination Upon or Following a Change of Control.
                   --------------------------------------------------

      (a) A Change of Control of the Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

            (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(D)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that any acquisition by the Company or its subsidiaries of 20% or more of Outstanding Company Common Stock shall not constitute a Change of Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock, shall not constitute a Change of Control; or

            (ii) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination or election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

            (iii) consummation by the Company of

                  (A) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation;

                  (B) a reorganization, merger or consolidation, in each case,

                        (a) with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% but less than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation,

                        (b) at least a majority of the directors then constituting the Incumbent Board do not approve the transaction and do not designate the transaction as not constituting a Change of Control, and

                        (c) following the transaction, members of the then Incumbent Board do not continue to comprise at least a majority of the Board; or

                  (C)   the sale or other disposition of all or
            substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company; or

            (iv) consummation by the Bank of: (i) a reorganization, merger or consolidation, in each case, with respect to which, following such reorganization, merger or consolidation, the Company does not beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation or bank resulting from such a reorganization, merger or consolidation or (ii) the stockholders of the Company approve a plan the sale or other disposition of all or substantially all of the assets of the Bank, excluding a sale or other disposition of assets to the Company or a subsidiary of the Company.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

Notwithstanding section 9, in the event that the Executive terminates employment with the Company for any reason or no reason within ninety (90) days following the effective date of a Change of Control or due to a termination not for Cause, Executive shall be entitled to the payments and benefits contemplated by section 9(b); provided, however, that the benefit owed under section 9(b) shall be calculated as if the Remaining Unexpired Employment Period was a fixed term of two (2) years; provided, further, that if the payments and benefits pursuant to section 9(b) and 11(b) hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Bank or the Company, whether pursuant to this Agreement or otherwise, would constitute a "parachute payment" under Section 280G of the Code, then the amount payable under this Agreement shall be reduced to result in no portion of the payment payable under this Agreement being non-deductible to the Bank or Company (or any successor thereto) by reason of
Section 280G of the Code and subject to excise tax under Section 4999 of the Code. There parties hereto agree that the payments and benefits payable pursuant to this Agreement shall be reduced so as not to equal or exceed three times the Executive's "base amount," as that term is defined in Section 280G(b)(3) of the Code, and shall be reduced to 2.99 times the Executive's base amount. The determination of any reduction in the payment to be made to the Executive shall be based upon an analysis of an accounting or law firm selected and paid for by the Bank.

      (b) For purposes of this Agreement, a "Pending Change of Control" shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control; (iv) the Company or any person publicly announces an intention to take or to consider taking action, which, if consummated, would constitute a Change of Control; (v) any person (other than the Company, the Bank or an employee benefit plan of either) is or becomes the beneficial owner, directly or indirectly, (or discloses directly or indirectly to the Company or the public a plan to become the beneficial owner) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (vi) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Pending Change of Control has occurred. For purposes of this paragraph, if a termination of the Executive's employment occurs prior to a Change of Control, but following a Pending Change of Control, such termination shall be deemed to have followed a Change of Control and to have been: (i) by the Company without Cause, if the Executive's employment is terminated without Cause with the encouragement of, or at the direction of, a third party, or (ii) by the Executive with Good Reason, if the Executive terminates the Executive's employment with Good Reason and the act (or failure to act) which constitutes Good Reason occurs following such Potential Change of Control and with the encouragement of, or at the direction of, a third party.

      Section 12.  Protective Covenants
                   --------------------

      (a) Non-Competition. The Executive hereby covenants and agrees that, in the event of her termination of employment with the Company prior to the expiration of the Employment Period, for a period of two years following the date of her termination of employment with the Company or the Bank, she shall not, without the written consent of the Company, become an officer, employee, or consultant of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, any other entity engaged in the business of accepting deposits or making loans, or any direct or indirect subsidiary or affiliate of any such entity having its principal office located within Bristol County, Massachusetts, Plymouth County, Massachusetts or the State of Rhode Island; provided, however, that this section 12(a) shall not apply if the Executive is entitled to the benefits described in section 11 hereof.

      (b) Confidentiality. Unless she obtains the prior written consent of the Company, the Executive shall keep confidential and shall refrain from using for the benefit of herself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of her employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of her own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 12(b) shall prevent the Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

      (c) Solicitation. The Executive hereby covenants and agrees that, for a period of two years following her termination of employment with the Company or the Bank, she shall not, without the written consent of the Company and the Bank, either directly or indirectly:

            (i) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business and having its principal office located in Bristol County, Massachusetts, Plymouth County, Massachusetts or the State of Rhode Island;

            (ii) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 12(a); that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business and having its principal office located in Bristol County, Massachusetts, Plymouth County, Massachusetts or the State of Rhode Island;

            (iii) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company to terminate an existing business or commercial relationship with the Company.

            (d) Survival of the Section 12 Provisions. The provisions of this section 12 shall survive the termination or expiration of this Agreement, and the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenant.

      Section 13.  No Effect on Employee Benefit Plans or Programs.
                   ------------------------------------------------

      The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Company or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's or Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company or the Bank from time to time. Except as otherwise provided under this Agreement, the Executive's rights under such plans and programs shall be determined under the governing documents of such plans and programs.

      Section 14.  Successors and Assigns.
                   -----------------------

      This Agreement will inure to the benefit of and be binding upon Executive, her legal representatives and testate or intestate distributees, and the Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. The Company and/or the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company and/or the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and/or the Bank would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment after a Change of Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.

      Section 15.  Notices.
                   --------

      Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

      If to Executive, to the most recent address on file for the Executive in the Company's records.

      If to the Company:

            Slade's Ferry Bancorp
            100 Slade's Ferry Avenue
            Somerset, MA 02726

            Attention:  Board of Directors - Personnel Committee
                        ----------------------------------------

            with a copy to:

            Thacher Proffitt & Wood LLP
            1700 Pennsylvania Avenue, N.W., Suite 800
            Washington, D.C.  20006

            Attention:  Richard A. Schaberg, Esq.
                        -------------------------

      Section 16.  Indemnification for Attorneys' Fees.
                   ------------------------------------

      The Company shall indemnify, hold harmless and defend Executive against reasonable attorneys' fees and expenses incurred by her in connection with or arising out of any mediation, action, suit or proceeding in which she may be involved, as a result of her efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or of a mediator in a mediation proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's obligations hereunder shall be conclusive evidence of Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

      Section 17.  Severability.
                   -------------

      A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

      Section 18.  Waiver.
                   -------

      Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

      Section 19.  Counterparts.
                   -------------

      This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

      Section 20.  Governing Law.
                   --------------

      This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the internal laws of the Commonwealth of Massachusetts applicable to contracts entered into among parties all of whom are citizens and residents of the Commonwealth of Massachusetts and to be performed entirely within the Commonwealth of Massachusetts, irrespective of the actual citizenship or residency of the parties.

      Section 21.  Headings and Construction.
                   --------------------------

      The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

      Section 22.  Entire Agreement; Modifications.
                   --------------------------------

      This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

      Section 23.  Non-duplication.
                   ----------------

      In the event that Executive shall perform services for the Bank or any other direct or indirect subsidiary of the Company, any compensation or benefits provided to Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Executive for all services to the Company and all of its direct or indirect subsidiaries, including the Bank.

      Section 24.  Required Regulatory Provisions.
                   -------------------------------

      Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C.
[SECTION]1828(k), and any regulations promulgated thereunder.

      Section 25.  Company and Affiliates.
                   -----------------------

      The Company may satisfy its obligations under this Agreement either directly or indirectly through one or more direct or indirect subsidiaries or affiliates. The Executive agrees that this Agreement requires that the Executive make her services available to the Company, the Bank and their respective direct or indirect subsidiaries or affiliates as determined by the respective Boards of Directors of the Company and the Bank within the terms and conditions set forth in this Agreement.

      In Witness Whereof, the Company has caused this Agreement to be executed and Executive has hereunto set her hand, all as of the day and year first above written.


                                       /s/ Deborah A. McLaughlin
                                       ------------------------------------
                                       Deborah A. McLaughlin


ATTEST:                                Slade's Ferry Bancorp


By: /s/ Isola A. Anctil                By:  /s/ Paul C. Downey
    -------------------------------         -------------------------------
    Clerk/Secretary                         Name:  Paul C. Downey
                                            Title: Director, Chair of
                                                   Compensation Committee

[Seal]